Exhibit 99.2
Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
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Conference Call Transcript
AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Event Date/Time: Jul. 30. 2008 / 11:30AM ET

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
CORPORATE PARTICIPANTS
Blake Barnett
Ambassadors International Inc. — CFO
Joe Ueberroth
Ambassadors International Inc. — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
David Cohen
Analyst
Robert Martin
Analyst
David Leibowitz
Burnham Securities — Analyst
James Bellessa
D.A. Davidson & Co. — Analyst
Paul Sonz
Sonz Partners — Analyst
Jaison Blair
Rochdale Research — Analyst
Bobby Melnick
Analyst
Larry Callahan
Analyst
PRESENTATION
Operator
Good morning. My name is Christy and I will be your conference operator today. At this time, I would like to welcome everyone to the Ambassadors International Second Quarter 2008 Earnings Conference Call. (OPERATOR INSTRUCTIONS) I will now turn today’s conference over to Mr. Blake Barnett, Chief Financial Officer. Sir, you may begin your conference.
Blake Barnett - Ambassadors International Inc. — CFO
Thank you and good morning everyone. Joe Ueberroth, Ambassadors International’s Chairman and CEO and I, are pleased to speak with you today regarding our second quarter 2008 results.
First, we’d like to remind listeners that this call may contain forward-looking statements, including, without limitation, statements regarding anticipated US tax exemptions and potential insurance recoveries, which involve various risks and uncertainties. The forward looking-statements that we make on this call are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements.
We believe that such risks and uncertainties include, among other things, general economic and business conditions; over-all conditions in the cruise, marine, travel, and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; unexpected results that disrupt our Cruise operations; environment and related factors; our ability to successfully integrate the operations of the companies or businesses that we acquire and realize the expected benefits of our acquisitions; our ability to successfully and efficiently operate the businesses that we acquire; our ability to compete effectively in the US and international cruise markets; our ability to compete effectively in the US and international marina construction markets, including our ability to obtain construction contracts; our ability to effectively and efficiently manage our growth; our ability to successfully identify attractive buyers for the Majestic America Line and consummate the transaction on favorable terms; our ability to accurately estimate contract risks; our ability to service our debt and new capital requirements.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Please refer to our filings with the Securities and Exchange Commission for further considerations of these and various other risk factors. We are providing the information and projections as of the date of this call and don’t undertake any obligation to update any forward-looking statements contained on this call as a result of new information, future events, or otherwise.
With that said, Joe will provide commentary and insights on the business segments and then I will cover the financial results. Following this, we’ll open the call up for questions. Now I’d like to turn the call over to Joe.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Thank you, Blake, and good morning, everyone. Before Blake reviews the results for the second quarter, I’ll provide a brief overview of our business. In Majestic America line, we have been successful in our plan to reduce costs. The revenue year to date has decreased by $1.7 million, or 5%, compared to 2007. However, our expenses over the same time period have decreased by $7.6 million, reducing our year-to-date operating loss compared to 2007 by $6 million. As we look at the remainder of 2008, we see that operating income should be positive in the latter half of the year compared to operating losses of $15 million in the latter half of 2007.
We also want to take a moment to provide some additional insight regarding the passenger booked numbers in the press release compared to the actual occupancies on our boats. The year-to-year passenger booked comparison does not correlate to occupancy. We will use the Delta Queen as an example. In the press release, we show that passengers booked for the Delta Queen declined by 880 passengers year over year.
This does not correlate to a drop in occupancy. One must first take into account that the 2008 operating season for the Delta Queen is 49 days less than the 2007 operating season. When one divides the 2008 operating days by the passengers booked, the annual occupancy for the Delta Queen is 92%. However, this still does not correlate to the actual cabin occupancy on the Delta Queen. We have a significant number of singles in rooms that can accommodate two passengers. Our actual top cabin occupancy for the Delta Queen is currently 98% for the year.
Anticipating the obvious question regarding price of a single in a room that can accommodate two passengers versus a double occupancy of the same room, our pricing is as follows — on cabins of B level or better, a single pays a fare equal to the combined fare of two people who booked room. If the room was a category under B, the single pays about [17%] less than the combined fare of the double occupancy for that room.
Now, back to the operations of Majestic America line. The extreme water levels on the Mississippi and Ohio River have presented significant challenges. Many of our itineraries have been impacted, resulting in increased logistics, customer service requirements, and operating costs. The bright spot during these challenges is the spirit and passion of our passengers, for many of them view the high water levels as an extraordinary time to be able to ride our boats. Although July was a very challenging month as it relates to river levels on both the Mississippi and Ohio Rivers, the water levels for the remainder of the season look to be much more favorable.
On the Columbia River, we were impacted by the fire on the Queen of the West, which caused us to cancel nine sailings in the second quarter. As of June 8, the Queen of the West has returned to the river and will operate her remaining published itineraries.
The financial results for the Empress of the North continue to be very disappointing. As a result, in the second quarter, we reduced our operating season to end as of August 9. Thus, her last sailing starts this Saturday. We also stopped the monthly payment on the loan secured by this vessel. Although it is, and has been, our desire to find a buyer for this vessel, it is now likely that she’ll be handed over to MARAD upon her return to Portland.
As it relates to the over-all sale of Majestic America line, parties are finishing the vessel inspections and due diligence. We still cannot confirm the scope of the sale, the numbers of transactions we anticipate, or if we will be successful in this process. It is our desire to bring this process to a close in the third quarter.
When we look at the results of Windstar year to date, comparisons are not effective, for we did not own the business in the first quarter of 2007. However, second quarter comparisons are unfavorable. In the second quarter of 2007, we had operating income of $3 million, compared to an operating loss of $800,000 in the second quarter of 2008. We were impacted by a 15% drop in occupancy in the quarter due to weakness in the cross-Atlantic cruises and some of the early Mediterranean itineraries. As Blake will discuss in more detail, we were also negatively impacted by soaring fuel prices and a weakening dollar.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
As we look toward the third quarter of 2008, we once again see occupancies in the mid-90s, with slightly improved per diems over last year. The main difference for the third quarter versus the prior year will be a large percentage of international travelers versus US travelers.
When we project future expenses, we anticipate that the costs — the increases in fuel, logistics, and currency costs — will continue throughout 2008 and into 2009. As we look towards the fourth quarter of 2008 and to the year 2009, we believe that it will continue to be a very challenging business environment, specifically as it relates to the US consumer.
As we have discussed on previous calls, management has been opening new distribution channels to support our brand, which is important to the long-term success of the Company. It is too early to have meaningful estimates for 2009, but to-date, we have been pleasantly surprised by the charter business and continue to have good support from our tour operators, while at the same time we have seen a significant fall-off of corporate incentive business and see weakness in the independent traveler.
The Marine segment has strong year-over-year revenue growth. Year-to-date, we realized 16% growth in revenue. The growth in operating income over the same period was about 2%. Our operating income was negatively impacted by a one-time charge of $1.7 million, related to the conclusion of a dispute on a project that was built in stages from 2000 to 2006. We anticipate that this charge will be covered by insurance and will have a positive impact on operating income in the latter half of the year.
At the end of the second quarter, our backlog was $41 million, compared to $67 million at the beginning of the year. Management views the decrease in backlog as a timing issue and forecasts that backlog should increase over the next couple of quarters.
The economic environment is becoming more and more challenging. However, we continue to invest in development and growth for our international footprint, which we anticipate will drive a significant portion of our long-term growth.
Our Travel and Events division year-to-date-posted operating income of $1.4 million, which is approximately $200,000 less than the first two quarters of 2007. As we look at the remainder of 2008, the earnings outlook is positive compared to 2007. We anticipate that this division will realize operating income growth of more than 50% in 2008 compared to 2007. We are very pleased with these results, considering how challenging the business climate is today.
Now I’ll turn the call back over to Blake for the review of the second quarter financial results.
Blake Barnett - Ambassadors International Inc. — CFO
In the second quarter of 2008, Ambassadors generated the following results — revenue of over $80 million, compared to $80 million in 2007. Total Cruise revenue was down $2.4 million this quarter, of which Windstar accounted for $1.6 million, while Majestic was off just under $1 million. The Windstar Line operated 21 more days in the second quarter of 2008 versus 2007, but had about 5,000 less PCDs. A 5% per diem increase helped offset some of the guest shortfall.
Majestic had over 16,000 fewer PCDs in this quarter, which was partially due to 47 fewer operating days. Per diems were up over 20%, which helped offset the decline in PCDs.
Our Marine operations contributed almost $3 million in higher revenue in 2008, as a result of growth at Bellingham Marine. Travel and Events was up slightly, while the insurance premiums earned decreased slightly.
Operating expenses were essentially flat with Q2 of ‘07 (sic) at $81.5 million. Operating costs decreased at Majestic almost $6 million in the quarter. Almost $5 million of the savings was in G&A, marketing, and advertising expenses. In Cruise operating expenses, fuel was up over $650,000 for the quarter versus 2007. However, there were reductions in other operating costs of more than $1.7 million, which fully offset the fuel increase, netting $1 million in lower operating costs for the quarter.
Windstar’s operating expenses were up $2.4 million, of which $1.4 million was driven by fuel. Other drivers in the increase were foreign currency, freight and logistics together, which accounted for about $1 million of the increase.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
To provide further clarity on the Windstar cruises, recall the extensive dry docks the brand underwent in late 2007. Given the scope of the work, a large portion of these costs were capitalized. The depreciation and amortization expense for the over-all Windstar brand for full-year 2008 is expected to be about $7.5 million, while the annual dry-dock cost is expected to be about $1.5 million.
Finally, cost of Marine revenue was up just over $2 million on higher sales volume, with the year-over-year cost of Marine revenue constant at about 77%.
Other expenses in 2008 were almost $900,000 higher than 2007. There was $700,000 less interest income in Q2 of 2008 on the lower cash balances as well as a $600,000 decrease in other income, which resulted from a 2007 insurance recovery related to the Mississippi Queen. Interest expense was lower by $400,000, associated with stopping the interest payments on the Empress of the North debt service, as Joe mentioned a moment ago.
In total for the quarter, we reported a net loss of $2.4 million, or $0.22 per diluted share, compared with a gain of $5.8 million, or $0.48 per diluted share, in 2007. However, adjusting for the $7.7 million tax benefit last year, our earnings performance was equal to the prior year.
Looking at the major changes in the balance sheet versus Q4 of ‘07 shows the following — cash and cash equivalents decreased by about $12 million, due to $9 million of higher restricted cash, and the balance due to losses in Cruise. Restricted cash was up over $9 million to almost $41 million, reflecting the higher balances held by our credit card processors.
Accounts receivable were down $6 million, largely due to collections in the Marine division. Prepaid increased over $4 million due to lay-up expense, mostly in Majestic. Passenger and participant deposits increased almost $12 million, which is due to seasonal bookings; again, mostly on the Majestic line.
Consistent with the tax valuation allowance we established at year end, we did not receive a tax benefit on the domestic losses incurred in the second quarter of 2008. The Company is continuing to assess our tax planning strategies as we look towards the sale of Majestic. While we had a slight tax provision in the quarter on our foreign operations, we expect full-year foreign tax rate to be consistent at about 5%, as I’ve discussed in prior quarters.
I’d now like to talk to a couple of events subsequent to the second quarter. We have been in extensive dialogs with our credit card processors to determine the timing and return of restricted cash as Majestic completes its 2008 season. Last week, the target level of restricted cash was reached and the go-forward restriction eliminated by the processor. We are currently discussing the timing of the return of funds to Majestic. So far, the discussions have been positive.
Last week, we noted in the filing that we reduced our bank credit facility from $12.5 million to $7.5 million. This credit facility largely supports letters of credit for our reinsurance business. The $12.5 million line is fully cash secured. Since we have not entered into any new insurance contracts, we were able to reduce our LCs. As the LCs have come down, the credit facility to back them up could also be reduced, which we noted in the filing. More importantly, almost $5 million in restricted cash associated with the facility has now been made available.
As Joe mentioned earlier in the call, we are continuing to find ways to reduce cash expenses in Majestic and the corporate support structures as we wind down that business without impacting the guest experience. Even with these projected savings, and the assumed return of all restricted cash, we expect Majestic to be in an earnings loss position and a net user of cash in 2008. Until the Majestic transaction is completed, the Company will continue to focus its cash on operations.
That wraps up our financial review I’ll turn the call back to Joe.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Thank you, Blake. In closing, the over-all strategy of the Company remains consistent. It is our intent to sell Majestic America line and focus on growing our remaining businesses. We will also continue our pursuit of securing debt by using Windstar assets as collateral. But to date, we have found that obtaining traditional financing that permits the Company use of funds to buy stock with convertible notes to be very difficult in this market. Over time, if we are successful in these endeavors, we will have navigated a very difficult period and be in a much better position to drive value for our shareholders.
Now we open up the lines for questions.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS) Your first question comes from the line of [David Cohen].
David Cohen Analyst
Morning, guys — Blake, Joe, how you guys doing?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Good.
David Cohen Analyst
Just a couple of quick sort of housekeeping questions, and then a follow-on, if I can. With the occupancy on Windstar so low this quarter versus what you guys expect for next quarter, you guys sort of explained that as a domestic versus international phenomenon. Do you expect — with the European economy sort of lagging the deterioration of the American economy, do you expect to have occupancies deteriorate there as the economy deteriorates there? Or do you guys cater, do you think, to a higher net worth and less affected individual when it comes to Europe?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
If you’re relating to 2008, the numbers we talked about are pretty much on the books; so we don’t see that deteriorating for this season. If you’re trying to project into 2009, if the economy becomes more challenging, we’ll still pursue the European passengers. It’s a channel that we opened earlier this year and it’s been a very strong channel for us. But we—
David Cohen Analyst
Is it a new channel?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Yes. When we acquired Windstar, they did not have a presence, the Windstar brand, in Europe. And that’s something that we went out and aggressively opened that channel for this product. We were— at the time of acquisition, the brand was very reliant on the US consumer.
David Cohen Analyst
Now Blake, I think you mentioned that Majestic will be a net cash consumer in 2008; is that after interest costs or before? And for either one— how much cash do you think that Majestic will consume?
Blake Barnett - Ambassadors International Inc. — CFO
It’s net use of cash before and after interest. I don’t think we’ve talked exactly about the amount of cash that the business is going to use. I mean, on the last call, we talked about the operating income for Majestic being a loss, and we still see that to be the case today. I think the last time we talked about it being in the low single digits; it’s probably going to be higher than that at this point. But as I said, we’re working through with our V.Ships partners, ways to take costs out of the business. So while it’ll be a loss more than low single digits, it’s not— at this point, it’s nothing we don’t think we can manage.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
David Cohen Analyst
Now, just to clarify that — let’s just put out a mid-single digits number there. Is that including your D&A on that or is that excluding your D&A on that?
Blake Barnett - Ambassadors International Inc. — CFO
Including.
David Cohen Analyst
Including. So if you back out the D&A, the cash loss would be less than what you guys are talking about.
Blake Barnett - Ambassadors International Inc. — CFO
Yes.
David Cohen Analyst
Thanks; I’ll get back in queue for the next question.
Blake Barnett - Ambassadors International Inc. — CFO
Okay, thank you.
Operator
Your next question comes from the line of [Robert Martin].
Robert Martin Analyst
Hi, guys. Could you let us know, in the last 30 or 60 days, if the prospects for sale of Majestic have gone up or down or stayed the same?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We’re not going to really discuss the process. We’ve given you an indication that we’re in the later stages of the process, but we don’t think any more information would be prudent at this time.
Robert Martin Analyst
Okay. And is there a timeline that you set internally? You mentioned the third quarter. If it, for one reason or another, were to slip beyond that, is there a timeline in which you determine that the two boats could effective go back to Maritime would sort of the secondary option?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We have discussed on this call that the Empress of the North is likely to go back to the Maritime Administration. We have not seen interest in that vessel compared to the interest that we have in the rest of the fleet.
Robert Martin Analyst
So the single boat would go back and then your sale would be exclusive of that boat.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Correct.
Robert Martin Analyst
And the debt on that boat is $30 some-odd million — is that correct?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
About 37.
Robert Martin Analyst
Okay. And could you just talk about the Marine business a bit? I know that doesn’t tend to get a lot of focus, but it seems to be chugging along at a decent rate relative to the state of the economy. Can you talk about sort of pipeline forecasts — any sort of longer-term trends over the next 12 to 18 months you’re seeing within that business?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We are concerned about the US economy just because you don’t hear much positive news in any arena as it relates to domestic. We’ve done well. We still see projects coming down the pipeline domestically, but long term, we’re concerned.
We have— at the same time, look to grow our international presence. We’ve talked about Europe. We continue to win some small projects but we’re still in the early stages of the development of our strategy in Europe. We have seen some success in both the Middle East and in Costa Rica, and now we believe that we have some inroads into China and other Asian markets. So for us, we see long-term growth coming from international. We still see domestic growth, but naturally, when we see such a difficult real estate market and a boating market that has been extremely impacted, we’re going to remain cautious for the time being from the domestic point of view.
Robert Martin Analyst
Okay, great. Thanks.
Operator
You next question comes from the line of David Liebowitz.
David Leibowitz - Burnham Securities — Analyst
Briefly, if we look out to ‘09 and we have completed the dispositions, what is the size of the core business that we build on going forward?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
If we look at it from a revenue perspective, our Cruise division will be roughly a $75 million revenue business. Our Marine business — we’d be looking at $120 million. And we’ll be looked at a $15 million, $16 million Travel and Event revenue business.
David Leibowitz - Burnham Securities — Analyst
And would all three of those businesses be cash flow positive in ‘09?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
That’s what we’d anticipate, yes.
David Leibowitz - Burnham Securities — Analyst
And at that point, how much debt will you still be carrying on the balance sheet?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
On the balance sheet at that time, the debt would be our convertible debt, which is a little less than $100 million.
David Leibowitz - Burnham Securities — Analyst
And that’s convertible into common shares at what price now?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
It’s way out of the market — the convertible price is $56.
David Leibowitz - Burnham Securities — Analyst
Is that publicly traded?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
It is.
David Leibowitz - Burnham Securities — Analyst
Okay. And just one last question, if I may. Is there any off-balance-sheet debt?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
No.
David Leibowitz - Burnham Securities — Analyst
And no restrictions on use of— or, any other derivatives out there?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett - Ambassadors International Inc. — CFO
No.
David Leibowitz - Burnham Securities — Analyst
Okay; thank you very much.
Blake Barnett - Ambassadors International Inc. — CFO
You bet.
Operator
Your next question comes from the line of James Bellessa.
James Bellessa - D.A. Davidson & Co. — Analyst
Good morning. In Empress of the North, are there any impairments or charges that you need to take if you’re going to turn over this boat to the government?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Jim, actually we’ll get a benefit by handing it over. The way that we bought the company, as you recall, we bought the company for $1 and we assumed a debt and we got two assets. So we are basically in a negative equity position on the Empress, so when we hand her back there will be a slight positive that we’ll receive in the third quarter.
James Bellessa - D.A. Davidson & Co. — Analyst
And you were saying that the Empress was part of the package to be sold initially, but it’s being withdrawn from the package?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
What we’ve said is that we’ve looked at the sale as not having to sell all the boats in one transaction. We’ve looked at our assets, we’ve looked at our debt structure, and what we’ve stated is that it might be better value for our share owners if we did it in multiple transactions. As we went through the process, it became, over time, obvious that the interest was in all the other vessels but not in the Empress of the North. When people looked at her and her debt load, it just— we didn’t see buyers out there for that vessel.
James Bellessa - D.A. Davidson & Co. — Analyst
And for your Majestic America line, how many actual debarkations were there? There was this period where you lost eight sailings from the Queen of the West, and it went back, if I heard correctly, back into service on June 8?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Correct.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
James Bellessa - D.A. Davidson & Co. — Analyst
So for the quarter, that brand, MA, had how many debarkations?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
I don’t have the exact number in front of me, but you take the scheduled debarkations and you need to subtract nine over the year, and seven were in the second quarter.
Blake Barnett - Ambassadors International Inc. — CFO
Keep in mind, the Columbia Queen came into service early to take over for the Queen of the West, so there were a couple of early ones there. Jim, I can get that exact number for you after the call, if you’d like.
James Bellessa - D.A. Davidson & Co. — Analyst
Okay. Thank you very much for right now.
Blake Barnett - Ambassadors International Inc. — CFO
Sure.
Operator
Your next question comes from the line of Paul Sonz.
Paul Sonz - Sonz Partners — Analyst
Good morning. I wondered if you gentlemen could give me an estimate of the cash that you would have at the end of this year, with the assumption that you’re not successful in selling any of the boats. So this is going to— the business has been, has shut down, you haven’t been able to sell the boats to raise any additional cash, but what cash has been locked up by the credit card companies against providing services now can be released. So I’m trying to understand an estimate of what that cash might be at the end of the year.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Most of the restricted cash on the credit cards will be released and utilized for the remaining of the operating season because we’ve collected people’s deposits as they’re released as they’ve done the sailing. So if we do not sell any assets, the cash position will— it’ll be thin. I don’t know how many millions, but it will be thin at year end.
Paul Sonz - Sonz Partners — Analyst
All right; thank you.
Operator
Your next question comes from the line of Jaison Blair.
Jaison Blair - Rochdale Research — Analyst
Hey, Joe; hey, Blake. Are you marketing the Majestic vessels for ‘09?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
No.
Jaison Blair - Rochdale Research — Analyst
Okay. And is there a cost associated with terminating your relationship, the Majestic-V.ships relationship?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
There is a (inaudible) working on that. It’s not a— there is a cost; it’s under discussion right now what that cost will be.
Jaison Blair - Rochdale Research — Analyst
Okay. And if you— if there is a vessel, or there are vessels, that you do not sell, what’s the cost associated with dry-docking them?
Blake Barnett - Ambassadors International Inc. — CFO
We’re working through that with V.Ships, Jaison. If you think about it, it’s pretty minimal, really, and V.Ships is going through that plan now and helping us work through that, exactly what that would look like. But I would tell you, it’s very minimal.
Jaison Blair - Rochdale Research — Analyst
Okay. And I guess the final thing, this is kind of following up on Paul’s question — there’s something like $40 million of restricted cash on the balance sheet. And what is the offsetting liability for that? Is it the $59 million of passenger or participant deposits?
Blake Barnett - Ambassadors International Inc. — CFO
Largely, yes.
Jaison Blair - Rochdale Research — Analyst
Okay. So the liability for the deposits is $19 million greater than the restricted cash—
Blake Barnett - Ambassadors International Inc. — CFO
Well, keep in mind, participant deposits in consolidation include some travel events and so forth, right. And restricted cash is a combination of Majestic and Windstar and a few other little things, Majestic and Windstar certainly being the majority.
Jaison Blair - Rochdale Research — Analyst
So I guess, Blake, when you were going through your presentation, you said that as you wind down the Majestic business, you should be able to get access to that cash. And then you said, however, we think that Majestic will be— will generate a net operating loss for the year. I guess I’m just trying to get a better sense of how much actual cash might be available— what the net cash proceeds might be to you through the end of the year from the Majestic business, if that’s the right way to ask the question.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Blake Barnett - Ambassadors International Inc. — CFO
I think we’ve talked in previous calls about the target level of restricted cash the processor was going for was $20 million. We’re currently, as I said, in discussions with them about the timing of return of that. So far, that’s been positive. The working assumption is that most all that cash, restricted cash, comes back into Majestic in the calendar year.
Jaison Blair - Rochdale Research — Analyst
So only $20 million of the $40 million is from Majestic and the other $20 million is for Windstar?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Windstar and other parts of our business.
Blake Barnett - Ambassadors International Inc. — CFO
Windstar and other parts of the business.
Jaison Blair - Rochdale Research — Analyst
I see, okay. That takes care of it; thanks for taking my questions.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Sure.
Operator
Your next question comes from the line of [Bobby Melnick].
Bobby Melnick Analyst
Hi, thanks. What’s the peak earnings, however you define it — operating income, EBITDA, for Windstar and the Marine business on an annual basis, historically, please? Each, I should say — sorry.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
When you’re talking about peak, what was a record?
Bobby Melnick Analyst
In other words, in their best years. What did Windstar do in its best year and the Marine in its best year, roughly?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
The Marine’s best year was last year.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Bobby Melnick Analyst
That’s what I thought. What rough number — I’m sorry, I don’t have that information.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
About $8 million of pretax earnings.
Bobby Melnick Analyst
Okay. And Windstar — you bought it for about a 10 multiple at $100 million — is that about right?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Correct. Its best year would, I believe, would north of $20 million of EBITDA.
Bobby Melnick Analyst
For Windstar, the peak was north of $20 million?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Yes.
Bobby Melnick Analyst
And you bought it at 10?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
When we bought it last year, our results for the three quarters was above 10. And from that standpoint, you can say it’s roughly 10 times.
Bobby Melnick Analyst
And Windstar is down $4 million year to date, and the Marine business, though down this quarter, is roughly flat year to date?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Correct.
Bobby Melnick Analyst
I guess I’m trying to get a sense— given what you’ve decided to do with the Majestic, I’m trying to get a sense of the ongoing strategy, looking at the two businesses, which don’t— at least superficially, don’t appear to have really much in common. Clearly there are cycles of one whose earnings have been cut in half — more than cut in half, sort of $6 million on a trailing basis versus $20 million peak; it’s down two-thirds from its peak. Versus the other business, which doesn’t have some of the same cycles, doesn’t have some of the same capital expenditure requirements and dry-dock requirements. I’m just trying to get a sense of what the logic is to have what has become now a tiny publicly traded company with these two disparate businesses.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
In the short term, the major focus, as we said, is the sale of Majestic. Long term, we will look at the assets we have and once— should they remain together. They don’t have synergy. We see that. We also have a convertible debt out there that come due in a couple of years and we need to take that into consideration. But they are separate businesses. We see them both being cash-positive in ‘09 but there are not synergies between the two businesses.
Bobby Melnick Analyst
It’s difficult for me to ascertain— perhaps you can help me. What is the in-fact cost of running this corporation? The corporate expenses, if you will.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
The corporate expenses are roughly $6 million, half of that being— I mean, over two-thirds of that being debt service on the convert.
Bobby Melnick Analyst
Okay. So your corporate expenses per year are about $2 million, $2.5 million?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Correct.
Bobby Melnick Analyst
It just seems— respectfully, for a $30 million company, it just seems that the owners would be better if you just liquidated the whole company and returned the proceeds, if you assume that you could take out the convert — either in the public market or retire the convert.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We’ve discussed— we would like to be in a position to buy back the convert. We don’t know what it would sell at. It’s something that we’ve looked at; we’re not in a position to be able to do it currently.
Bobby Melnick Analyst
Right. But if you sold one of the businesses, then one presumes you’d have the capital and you’d certainly be able to get the banks to waive whatever restrictions or covenants they’d have against that.
Blake Barnett - Ambassadors International Inc. — CFO
I think kind of the way we’ve thought about that is job No. 1 is to get through the sale of Majestic. That’s, at this point, the single best way that we’re going to add shareholder value. Once that transaction’s completed, Joe’s talked about then we look at how do we take advantage of the stock or the debt in terms of reengineering the balance sheet? Because we think there’s real opportunity there.
I think once you get through the transaction and once you get through some balance sheet reengineering, let’s say, I think we’ll be in a much better position to figure out, on a go-forward basis, what we do with the remaining assets.
But I think there’s so much variability between here and those first two big strategic steps that we really need to get through those two first. But we understand your point and it’s discussions we’ve had and it’s input we’ve had from other shareholders, too.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Bobby Melnick Analyst
Well, respectfully, at the last several conference calls, your stock was sort of trading in the mid single digits. Clearly, on has to be cognizant both of the market in which we operate, which has been a difficult market for all stocks; particularly punitive for micro cap stocks, and especially punitive for micro cap stocks that have had a large owner that has distributed a big slug of the Company’s shares to perhaps less interested parties, I’ll say respectfully.
All that being said, we can’t stick the genie back in the bottle. The last conference call you held, the stock was sort of in the $6 range. This morning, the stock traded at $2.50. So sure, you guys can establish your objectives at a corporate level — we want to facilitate and expedite the divestiture, shutdown, closure of Majestic. On the other hand, the world’s not sitting around waiting for you guys to do that. It’s a pretty dynamic marketplace. Your stock, in the last year and change, has gone from $54 to $2.
So I would suggest, respectfully, from an owner’s perspective, you might want to try spinning some of these plates simultaneously because the truth of the matter is, as previous callers have indicated, there remains substantial dispute, at a minimum, as to the valuation of Majestic. We’re not getting any help from you-all in terms of what your anticipation is other than look for some announcement in the next 60 or 90 days. But in the next 60 or 90 days, at this rate, you could be looking at a stock that’s trading at a $10 million valuation.
So I understand what you’re trying to do is beneficial for owners. In the meantime, we’re still getting up in the morning and going to bed at night. There’s been a pretty substantial erosion in wealth for the owners, mark to market, in the security. So as an owner, one might suggest you try and do some of these things simultaneously, respectfully.
But I appreciate your comments; thanks.
Operator
Your next question comes from the line of David Cohen.
David Cohen Analyst
Hi, guys. Thanks for allowing me a follow-on. First of all, as a pretty large shareholder myself, I just wanted to understand the previous owner’s fury, but to totally, totally disagree with him and just state my sort of opinion, for what it’s worth here — that you guys first concentrate on quadrupling the value of the stock before you do anything to maintain the status quo or spin off anything.
I mean, you guys know as well as I do, you guys have your own internal valuation of what you think the Company is worth; I have my own internal valuation of what I think the Company is worth. I think we both agree that it’s worth a lot more than what it is now. I don’t think now’s the time to— certainly at this price, to just give up and try spin-offs when we all think that the value is substantially higher than what it is today. And I’m a pretty big shareholder and I just wanted to just sort of state that off the bat, all right?
So that’s one. The other thing, just going back to the actual businesses for a second, is first question on the Marine business — in terms of the long-term trends in that business. It would seem that in the emerging markets in general, the potential marina-building over the next 2, 3, 4 years, whatever that is, is pretty large as the affluence grows over there. I mean, is that something that you guys are actively taking advantage of, trying to exploit?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We are.
David Cohen Analyst
In what ways?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
If you look, we have reached out and we’ve gone into Europe and we’ve started to be able to be successful on some projects in Europe, and so we think that’s a big market for us. Even though it’s a traditional market, we see that the marina development there is changing and it’s changing to the type of marinas that we build, so we think there’s an opportunity. We see Asia — we have significant presence in Asia. We have already won contracts in Asia and will continue to. We’ve told you that we’re now expanding to China — we think that there’s opportunities in the near future for us there. So as we— Costa Rica’s another area that we are setting up operations in; we’ve won contracts in Costa Rica. We see real development in that region. And so we think we’re well positioned to be successful on a global basis.
David Cohen Analyst
Okay. Now on— just to go back, again, to the previous caller. What do you guys see in terms of your liquidity position in terms of your ability to operate the business? Forgetting the stock price for a second, just operating the business as it is. Do you guys see yourself as needing to access capital markets at all for anything?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Right now— I mean, we’re in a position of looking to sell assets, wind down a business. That’s our objective. Doing that successfully brings significant capital into the Company. We believe at that time, we’ll be able to utilize that capital, maybe buy back shares, buy back some debt. Until that time, if everyone’s asking us what the worst case scenario is and we can’t sell anything and our businesses deteriorate, cash will be thin. Right now, we plan on operating as we say, but we wouldn’t have extra capital to be looking at those type of ideas. But right now, we’re focused on the transaction. The first big thing on our plate right now is the sale of Majestic.
David Cohen Analyst
Okay. Again, I wanted to— I’m in this stock for a while now, and there’s absolutely no justice in getting the stock to $5, $6, to placate guys who have gone in in the last two months instead of trying to work on long-term shareholder value accrual. Again, that’s my personal opinion. I know there— Joe, you own a ton of stock, also. I know and hope that you guys try to work hard for the long-term accrual of shareholder value, not for the guy who got in at $3. That’s my basic opinion. So I’d be infuriated with anything that short-changes long-time shareholders in sacrificing their interest for the sake of guys who’ve gotten in at much lower prices.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We appreciate your comments. We have been long-term share owners, we are long-term share owners, and we think we need to drive share-owner value for everyone.
David Cohen Analyst
Great. That’s sort of what I’m looking for, and I trust that you guys would do that.
Blake Barnett - Ambassadors International Inc. — CFO
Yes, we fully agree with that.
David Cohen Analyst
All right. Thanks a lot, guys.
Blake Barnett - Ambassadors International Inc. — CFO
Yes.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Operator
Your next question comes from the line of James Bellessa.
James Bellessa - D.A. Davidson & Co. — Analyst
When you started the most recent quarter, were you expecting, internally, an operating loss for Windstar?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
When we did budgets, we did not, last year, anticipate the fuel prices increases to the extent that they have. And currency has also gone against us. The revenue — we would have hoped that we saw more demand on the transitional cruises — that’s moving the cruises from the Caribbean to the Mediterranean. Those are two-week cruises and on our largest ship, occupancy was under 30%; it was in the 20s, which had a negative impact. When we looked at our marketing costs to try to fill that ship, even at low per diems, we’d be losing money, and so we didn’t put a huge effort to try to fill it. But we were disappointed. We would have expected that we could have done better on the trans-Atlantic crossing. So for the quarter, we would have thought— we have a few things go against us.
James Bellessa - D.A. Davidson & Co. — Analyst
That’s helpful. Then you— during the formal presentation, you talked about a $1.7 million charge. I didn’t follow that; would you go over that again, please?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Sure. We settled a dispute on a project that had commenced many years ago. And we believe it’s covered by insurance but we’ve taken the charge and we look at getting the insurance recovery in the latter half of the year. So it’s more of a timing issue. And it also shows why we have higher top-line growth than bottom-line growth. So we thought it was important to show that, and when we realize it in the latter half of the year, that people understand that benefit — why we derived that benefit.
James Bellessa - D.A. Davidson & Co. — Analyst
You can’t identify the project, or—?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
No, we don’t think it’s appropriate to identify the project. But we wanted to be clear on what it was and what its impact, financially, would be, both in the first half of the year versus the latter half.
James Bellessa - D.A. Davidson & Co. — Analyst
Thank you very much.
Operator
Your next question comes from the line of [Larry Callahan].

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Larry Callahan Analyst
Yes, hi. I joined the call late so if you already talked about what is going on with the Delta Queen, I can listen to the replay. But otherwise, I just wondered if you had not— if there had been any interest in that boat as a tourist attraction or any other alternate use.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Right now, it’s part of the sales process in the Majestic America line and we haven’t given— we’ve told people that we’re in the latter stages of that process. People are finishing their vessel inspections and their due diligence. We haven’t given more color than that. Currently, the Delta Queen is full, basically, for the rest of the season; we only have a few cabins available. And she’s going to operate until her last cruise ends on October 30.
Larry Callahan Analyst
Could you just clarify, though — is it still a possibility that it’s going to be allowed to cruise beyond that or is that pretty much totally impossible at this point to sort of get a new (inaudible) waiver, or whatever you want to call it?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We lost the battle in Congress by just a few votes. So we don’t have the right to operate her beyond October 30. However, there are people out there who believe that they could get— under their ownership, that they could get the exemption for another 10 years and operate. So there are people who are looking and contemplating that.
Larry Callahan Analyst
Okay, thank you.
Operator
Your next question comes from the line of Paul Sonz.
Paul Sonz - Sonz Partners — Analyst
Hi, good morning again. The question I had is under current fuel costs, what would you expect to be the break-even occupancy level for Windstar? And then I have one follow-up to that.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
We’ve had these discussions. It’s hard when you— because you also have to look at what per diems do we need. I think a better way to say what is the fuel impact — We’ve watched in the second quarter it increase by $1.4 million. And so that’s just—we need to— And I believe that will continue. So we have an extra burden in our cost structure of roughly $1.5 million every quarter.
Paul Sonz - Sonz Partners — Analyst
The follow-up to that is I had asked what would the— if none of the boats were sold, what would be the cash position. I didn’t mean that as projecting that none would be sold. But in context of your— you’ve made several comments about how difficult the economic environment is. And also the context of your comments that the financing environment is very tough, what kind of color can you give us on the potential interest in the boats? In other words, am I being wildly downbeat by suggesting that they might not be sold? Or are we in— or shareholders just need to understand that it’s a difficult economic and financing environment and that that is certainly within the range of possibilities and not an insignificant percentage?

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
I would take the information that we have people doing due diligence and vessel surveys as a positive comment. I would, at the same time, caution that my concern in this market is, can people really access financing? And so we do have interest — we wouldn’t be in the stage that we’re at if we didn’t have significant interest. But at the same time, I want to caution everybody — a deal’s never done until it’s done. And it’s a difficult market to get financing. And I guess that’s where my concern would lie. But if we didn’t have people interested in the vessels, then we would make that statement.
Paul Sonz - Sonz Partners — Analyst
All right. One last question — under— and this is hypothetical. But at the Delta Queen, under new ownership, if they made the decision to go union, as opposed to your decision to go nonunion, do you think that would have a significant effect on their ability to get a 10-year waiver?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
I think it could. We tried; we couldn’t even— we tried to say— we talked with the SIU Union because we believe that their support is critical. I think that under new ownership, it’s potential that they could get the support of SIU. If they did, I think that’s meaningful. I know it’s meaningful to Senator Inouye. I know it’s meaningful to the congressmen that oppose it today. So yes, I think that could be beneficial to anybody who bought it who got union support.
Paul Sonz - Sonz Partners — Analyst
Yet they were not— the union, when you talked to them, came back and talked to them, they were not friendly?
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
They were not friendly with that and it was disappointing. But we did talk about what happens if we work with them. It is a management’s decision if you’re union or not, but we said if we would go to our employees and say this is very important, for the longevity of this operation, this historic treasure. We did not garner their support.
Paul Sonz - Sonz Partners — Analyst
All right; thank you very much.
Operator
There are no further questions at this time.
Joe Ueberroth - Ambassadors International Inc. — Chairman, CEO
Okay. With that, we thank the callers on the call and we will be talking to you with the third quarter results in about 90 days. Thank you.
Operator
This does conclude today’s conference call. You may now disconnect.

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Final Transcript
Jul. 30. 2008 / 11:30AM ET, AMIE — Q2 2008 Ambassadors International, Inc. Earnings Conference Call
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